EXHIBIT 10.1


                  MINERAL PROPERTIES LEASE AND OPTION AGREEMENT

EXHIBIT 10.1


                  MINERAL PROPERTIES LEASE AND OPTION AGREEMENT


This Agreement dated March 18, 2005

BETWEEN:

                  CHINA NETTV HOLDINGS INC., a Nevada company with offices at 536-999 Canada Place, Vancouver, British Columbia, V6C 3E2
                  Fax: (604) 641-1377

                  (herein called "China Net")

AND:

                  ZHUOLANGJI MINGING INVESTMENT HOLDINGS INC., a Chinese corpora -tion with a business addresses at Jin Zhu West Road # 75, Lhasa, Tibet, China

                  (herein called "Zhuolangji")


WHEREAS:

A. Zhuolangji holds valid exploration permits (the "Permits", copies of which are attached hereto as Schedule "A") issued by Tibet Office of Ministry of Land and Recourses , covering certain mineral properties located in Tibet, China as more particularly described in Schedule "B" attached hereto (the "Properties").

B. China Net intends to secure, and Zhuolangji intends to grant, a leasehhold interest in the Properties for the purpose of exploration and investigation, and an option for China Net to earn an 80% interest in the Properties, all pursuant to the terms and conditions of this Agreement.


NOW THEREFORE THIS AGREEMENT WITNESSETH THAT for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby mutually covenant and agree as follows:

1.       Lease and Option:

1.1 In consideration of China Net entering into this Agreement, Zhuolangji agrees hereby to grant to China Net an exclusive leasehold interest in the Properties so that China Net may, during the term of this Agreement, conduct geological and exploratory work on the Properties, pursuant to a work plan to be agreed upon between the Parties.

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                                     - 2 -


1.2 Zhuoangji further grants an exclusive option (the "Option") to China Net to earn an 80% interest in each of the Properties, subject to the terms and conditions hereunder, such option to be exercisable by China Net in writing any time during the term of this Agreement.

1.3 Zhuolangji shall not, during the term of this Agreement, lease, transfer, assign, mortgage or sell any of its interest in the Properties to any third party, and shall not conduct any geological and exploratory work on the Properties, except with prior written consent from China Net.

2.       Incorporation of an Operating Company

         Upon the exercise of the Option by China Net, China Net may, at its option, decide to incorporate an operating company in China to develop the Properties.

2.1 If China Net opts to form a Joint Venture Company under Chinese laws, then Zhuolangji shall hold a 20% interest and China Net shall hold an 80% of interest in the Joint Venture Company, with terms and conditions of such Joint Venture Company to be specified in a definitive agreement.

2.2 If China Net opts to form a wholly owned foreign enterprise ("WFOE", subject to any applicable Chinese laws and regulations), China Net shall pay Zhuolangji or the founding shareholders of Zhuolangji US$80,000 in cash for Tangbai Deposit and USD$70,000 in cash for each of the deposits listed in Schedule A and upon payment thereof, all rights and interests of Zhuolangji in the Properties and the Permits shall be transferred to the WFOE.

3.       China Net Obligations

3.1      China Net shall perform the following in relation to the Properties:

            With regard to Deposits in Schedule A, China Net shall incur exploration expenditures on each deposit no less than USD$200,000 within 12 months from the date of this Agreement and no less than the previous year in the second year.

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                                     - 3 -


3.2 For greater clarity, China Net shall, when advised by Zhuolangji, make the prescribed minimum payments payable under applicable Chinese mining regulations to maintain the validity and effectiveness of the Permits, and such payments shall be deemed part of the expenditures referred to above.

3.3 The Parties shall agree on the expenditures to be incurred by China Net during the balance of term of this Agreement based on findings from the geological and exploratory work conducted, if China Net has not exercised its Option within 12 months from the date of this Agreement.

3.4 China Net will, and will educate and cause its officers, employees, and contractors to, demonstrate cultural and environmental sensitivity, and respect ethnical and religious traditions, when operating on and around the Properties.

4.       Zhuolangji Obligations

4.1 Zhuolangji shall, during the term of this Agreement, advise China Net of any payment when due in relation to the Properties under applicable Chinese mining regulations in order to maintain the validity and effectiveness of the Permits.

4.2 Zhuolangji shall secure land access to the Properties for China Net, and generally assist China Net in such a way so that China Net can conduct necessary geological and exploratory work on the Properties pursuant to the work plan, provided for hereunder.

4.3 Zhuolangji shall make such filing or registration necessary with regulatory authorities in China to ensure that China Net's rights and interest hereunder are recognised and protected.

4.4 Where China Net has exercised the Option, Zhuolangji shall assist China Net when requested in the establishment of a Joint Venture Company or a WFOE, as the case may be.

5.       Geologic data and findings

         Geologic data and findings arising from geologic and exploratory work conducted pursuant to terms and conditions hereunder shall be owned in the following manner:

5.1 If the Joint Venture Company or a WFOE is established, owned by the Joint Venture Company or the WFOE.

5.2 During the term of this Agreement prior to the exercise of the Option by China Net, so long as China Net has performed its obligations, 80% owned by China Net and 20% by Zhuolangji.

5.2 In the event of early termination of this Agreement, or upon the expiry of this Agreement where the Option is not exercised, owned by Zhuolangji.

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                                     - 4 -

6.       Term and Termination

         This Agreement shall have a term of 2 years. This Agreement shall forthwith terminate and all rights and obligations in relation to the Properties shall revert back to Zhuolangji in circumstances where:

         China Net fails to make any cash payment or carry out the expenditures required in this Agreement on or before the dates set out herein (other than in circumstances where China Net is prevented from carrying out any of the Expenditures contemplated herein prior to or on the dates set out therein due to Force Majeure, in which case the term of this Agreement may be reasonably extended), unless the Parties otherwise agree in writing; or

         the Parties agree to terminate this Agreement at any time during the term of this Agreement.

7.       Further Documents

         Parties agree to do such things and sign such further documents to complete the transactions contemplated herein.

8.       Counterparts

         This Agreement may be executed in counterpart and by facsimile transmission with the same effect as if both parties had originally signed the same document. All counterparts will be construed together and constitute one and the same agreement.



IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the dates detailed below.


CHINA NETTV HOLDINGS INC.

Per: /s/ Anthony Garson                         /s/ Maurice Tsakok
     -----------------------                    ---------------------------
     Authorized Signatory

Name: Anthony Garson                            Maurice Tsakok

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                                     - 5 -


ZHUOLANGJI MINIG INVESTMENT HOLDINGS INC

Per:___________________________
      Authorized Signatory

Name:_________________________







  Schedule B                        List of Zhuolangji Properties
---------------------------------------------------------------------------------------------------------------------------------
                                                    Area                                           Minimum
SR No.                       Owner-ship             (sq.                                State      spending       Certificate
        Name of Properties     /Title    Minerals     km)      Period of validity     Investment   (Req. ann.)       number
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  1     BANDE                Zhuolangji  Cu           94.20   2004.07.22--2006.07.21                 114,878.05   5400000410537
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  2     BANONGLA             Zhuolangji  Au, Cu       69.58   2004.10.09--2006.10.08                  84,853.66   5400000410806
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  3     JIAMA(S)             Zhuolangji  Pb, Cu       30.39   2003.11.24--2005.11.21                  37,060.98   5400000310748
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  4     TANGBAI              Zhuolangji  Au, Cu       41.90   2004.05.28--2006.05.01                  51,097.56   5400000410368
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  5     WADA                 Zhuolangji  Cu           29.41   2004.07.22--2006.07.21                  35,865.85   5400000410538
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
           Total                                     129.38                                         323,756.10
---------------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
1 US$ = 8.2 Yuan RMB